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EXHIBIT 3.5

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION

CONSPEC MARKETING AND MANUFACTURING CO., INC.

        We, John A. Ciccarelli, Chairman of the Board, President and Chief Executive Officer and Jaime Taronji, Jr., Secretary, of CONSPEC MARKETING AND MANUFACTURING CO., INC., a corporation organized and existing under the laws of the State of Kansas (the "Corporation"), do hereby certify that, in accordance with Section 17-6301(f) of the Kansas General Corporation Code, the Board of Directors did adopt a resolution by unanimous written consent, without meeting, setting forth the following amendment to the Articles of Incorporation and declaring its advisability:

          "FIRST:    The name of the corporation is Dayton Superior Specialty Chemical Corp."

        We further certify that thereafter, pursuant to the resolution and in accordance with the bylaws of the Corporation and Section 17-6518 of the Kansas General Corporation Code, the sole stockholder of the Corporation did adopt the amendment as proposed, by written consent, without meeting.

        We further certify that the amendment was duly adopted in accordance with the provisions of Section 17-6602 of the Kansas Statutes Annotated, as amended.

        In accordance with Section 17-6003(d) of the Kansas Statutes Annotated, this Certificate shall not become effective until January 1, 2001.

        IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed this 21st day of December, 2000.

/s/ JOHN A CICCARELLI John A. Ciccarelli Chairman of the Board, President and Chief Executive Officer
/s/ JAIME TARONJI, JR. Jaime Taronji, Jr. Secretary

STATE OF OHIO	)
):SS
COUNTY OF MONTGOMERY	)

        The foregoing instrument was acknowledged before me this 27 day of December, 2000 by John A. Ciccarelli, Chairman of the Board, President and Chief Executive Officer of Conspec Marketing and Manufacturing Co., Inc., a Kansas corporation, on behalf of the corporation.

(Notarial Seal) [STATE OF OHIO NOTARIAL SEAL]	/s/ LINDA M. LOGAN NOTARY PUBLIC
LINDA M. LOGAN, Notary Public In and for the State of Ohio My Commission Expires Nov. 20, 2005
STATE OF OHIO	)
):SS
COUNTY OF MONTGOMERY	)

        The foregoing instrument was acknowledged before me this 27 day of December, 2000 by Jaime Taronji, Jr., Secretary of Conspec Marketing and Manufacturing Co., Inc., a Kansas corporation, on behalf of the corporation.

(Notarial Seal) [STATE OF OHIO NOTARIAL SEAL]	/s/ LINDA M. LOGAN NOTARY PUBLIC
LINDA M. LOGAN, Notary Public In and for the State of Ohio My Commission Expires Nov. 20, 2005

ARTICLES OF INCORPORATION
OF
CONSPEC MARKETING AND MANUFACTURING CO., INC.

        The undersigned incorporator, for the purpose of incorporating and organizing a corporation under the General Corporation Code of the State of Kansas, does hereby adopt the following Articles of Incorporation:

          FIRST:    The name of the corporation is: Conspec Marketing and Manufacturing Co., Inc.

          SECOND:    The address of the corporation's registered office in the State of Kansas is 636 South 66th Terrace, Wyandotte County, Kansas City, Kansas 66111. The name of its resident agent at such address is Elizabeth Maday.

          THIRD:    The corporation is incorporated and organized for the purpose of engaging in any and all lawful acts or activities for which corporations may be organized under the Kansas General Corporation Code.

          FOURTH:    The total number of shares of capital stock which the corporation shall have authority to issue shall be four hundred (400), divided into 40 shares of Class A common stock with a par value of One and 00/100 Dollar ($1.00) each, and 360 shares of Class B common stock with a par value of One and 00/100 ($1.00) each.

          The following is a description of each class of stock of the corporation with the preferences, conversion and other rights, restrictions, voting powers, and qualifications of each class:

            1.     Except as hereinafter provided with respect to voting powers, the Class A common stock and the Class B common stock of the corporation shall be identical in all respects.

            2.     With respect to the voting powers, except as otherwise required by the General Corporation Code of the State of Kansas, the holders of Class A common stock shall possess all voting powers for all purposes, including by way of illustration and not of limitation the election of directors, and the holders of Class B common stock shall have no voting power whatsoever, and no holder of Class B common stock shall vote on or otherwise participate in any proceedings in which actions shall be taken by the corporation or the stockholders thereof or be entitled to notification as to any meeting of the Board of Directors or the stockholders.

          FIFTH:    The extent, if any, of the preemptive right of a stockholder to acquire additional shares is hereby denied.

          SIXTH:    The name and mailing address of the incorporator is as follows:

      Ernest M. Fleischer
      Blackwell Sanders Matheny Weary & Lombardi
      Two Pershing Square, Suite 1100
      2300 Main Street
      P.O. Box 419777
      Kansas City, Missouri 64141-6777
      (816) 274-6800

          SEVENTH:    The powers of the incorporator shall terminate upon the filing of these Articles of Incorporation, and the names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

      Beverly Sue Brownlee
      5620 Pembroke Lane
      Mission Hills, Kansas 66208

      Elizabeth Maday
      Conspec Marketing and Manufacturing Co., Inc.

      636 South 66th Terrace
      Kansas City, Kansas 66111

      Greg Maday
      Conspec Marketing and Manufacturing Co., Inc.
      636 South 66th Terrace
      Kansas City, Kansas 66111

      William Brownlee
      Conspec Marketing and Manufacturing Co., Inc.
      636 South 66th Terrace
      Kansas City, Kansas 66111

      Megan Brownlee
      Conspec Marketing and Manufacturing Co., Inc.
      636 South 66th Terrace
      Kansas City, Kansas 66111

          EIGHTH:    The Board of Directors shall have the power to make and from time to time alter and repeal the bylaws of the corporation; provided, however, that the concurrent and paramount power to make, alter and repeal bylaws shall always be vested in the stockholders.

          NINTH:    The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN TESTIMONY WHEREOF, the incorporator has hereunto subscribed his name this 23rd day of December, 1992.

/s/ ERNEST M. FLEISCHER Ernest M. Fleischer Incorporator
STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

        The foregoing instrument was acknowledged before me this 23rd day of December, 1992, by Ernest M. Fleischer, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

/s/ AUTHORIZED SIGNATORY Notary Public
My Commission Expires:
July 17, 1994

2

AGREEMENT AND PLAN OF MERGER

        Agreement and Plan of Merger, dated December 31, 1992 (the "Agreement"), by and among Conspec Marketing and Manufacturing Co., Inc., a Kansas corporation ("Conspec"), Conspec Marketing and Mfg. Co., a Delaware corporation ("Conspec Marketing"), and C & S Manufacturing, Inc., a Missouri corporation ("C & S") (Conspec, Conspec Marketing, and C & S being sometimes hereinafter collectively referred to as the "Constituent Corporations.")

        WHEREAS, the Board of Directors of each of Conspec, Conspec Marketing and C & S has approved the merger of Conspec Marketing and C & S with and into Conspec (the "Merger"), upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

THE MERGER

        1.1    Surviving Corporation.    At the Effective Time (as defined in Section 1.2 hereof), and in accordance with the provisions of this Agreement and the general corporation laws of the States of Kansas, Missouri and Delaware as may be applicable, Conspec Marketing and C & S shall be merged with and into Conspec, which shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation"), and the Surviving Corporation shall continue its corporate existence under the laws of the State of Kansas. The name of the Surviving Corporation shall continue to be "Conspec Marketing and Manufacturing Co., Inc."

        1.2    Effective Time.    The Merger shall become effective at the close of business on December 31, 1992. The date and time when the Merger becomes effective are herein referred to as the "Effective Time."

        1.3    Closing.

          a.     The closing (the "Closing") of the transactions provided for in this Agreement shall take place at the offices of Blackwell Sanders Matheny Weary & Lombardi in Kansas City, Missouri, at such time and date as the Constituent Corporations may mutually agree upon; provided, however, that if the stockholder approvals required under Article IV hereof shall not have been obtained at such time, any party hereto shall be entitled to postpone the closing by notice to the other parties hereto until such approvals shall have been obtained, but in no event later than December 31, 1992. The date and time of such closing are herein referred to as the "Closing Date."

          b.     As soon as practicable following the Closing, Conspec, Conspec Marketing, and C & S shall cause the Agreement to be duly executed, verified, and sealed, in accordance with the applicable requirements of the laws of Kansas, Missouri, and Delaware, and delivered (with full payment of all required taxes or fees) to the Secretary of State for each of those states, in accordance with the applicable laws of those states, and the Surviving Corporation shall accept from those states any certificates of merger thereafter issued.

        1.4    Articles of Incorporation.    At the Effective Time, and by virtue of the Merger, the Articles of Incorporation of Conspec, as heretofore amended, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided therein or by law.

        1.5    Bylaws.    At the Effective Time, and by virtue of the Merger, the Bylaws of Conspec shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided therein or by law.

        1.6    Officers and Directors.    At the Effective Time, the Board of Directors of the Surviving Corporation shall be composed of those individuals who are members of the Board of Directors of Conspec immediately prior to the Effective Time, without change, until their successors have been duly elected and qualified. At the Effective Time, the officers of the Surviving Corporation shall be those individuals holding the same positions with Conspec immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

ARTICLE II

CONVERSION OF SHARES IN MERGER

        2.1    Conversion of Shares.    The mode of carrying into effect the Merger provided in this Agreement and the manner and basis of converting the shares of the Constituent Corporations into the shares of the Surviving Corporation are as follows:

          a.     Conspec's Common Stock. All of the issued and outstanding shares of Class A common stock, par value $1.00 per share, and Class B common stock, par value $1.00 per share, of Conspec at the Effective Time of the Merger shall be cancelled as a result of the Merger, and none of such shares shall remain issued shares of common stock of the Surviving Corporation. Conspec currently has authorized capital of 400 shares of Class A common stock and Class B common stock, with one share of Class A common stock and no shares of Class B common stock issued and outstanding.

          b.     Conspec Marketing's Common Stock. At the Effective Time of the Merger, all of the shares of common stock of Conspec Marketing issued and outstanding shall be surrendered to the Surviving Corporation for cancellation. Each issued share of Conspec Marketing common stock held in its treasury at the Effective Time of the Merger shall be cancelled and shall not be considered as part of the shares for which the exchange is made. Conspec Marketing currently has authorized capital of 100,000 shares of common stock, having no par value.

          c.     C & S Common Stock. At the Effective Time of the Merger, all of the shares of common stock of C & S issued and outstanding shall be surrendered to the Surviving Corporation for cancellation. Each issued share of C & S common stock held in its treasury at the Effective Time of the Merger shall be cancelled and shall not be considered as part of the shares for which the exchange is made. C & S currently has authorized capital of 30,000 shares of common stock, $1.00 par value.

          d.    Issuance of Stock.    At the Effective Time of the Merger, the Surviving Corporation shall issue a total of 400 shares of its Class A common stock and Class B common stock in exchange for the surrender and cancellation of the common stock of Conspec Marketing and the common stock of C & S. Such stock shall be issued as follows:

Alden V. Brownlee:	38 shares Class A common stock
Alden V. Brownlee:	342 shares Class B common stock
Elizabeth Maday:	1 share Class A common stock
Elizabeth Maday:	9 shares Class B common stock
William Brownlee:	1 share Class A common stock
William Brownlee:	9 shares Class B common stock

        2.2    No Further Rights or Transfers.    At and after the Effective Time, each holder of a certificate or certificates that represented issued and outstanding shares of common stock of Conspec Marketing and/or C & S shall cease to have any rights as a stockholder of Conspec Marketing and/or C & S except for the right to surrender such certificate or certificates in exchange for stock in the Surviving Corporation as provided in Section 2.1 above.

ARTICLE III

EFFECT OF THE MERGER

        3.1    Rights and Liabilities.    At the Effective Time of the Merger, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy all the rights, privileges, immunities, powers, and franchises, both of a public and a private nature, and be subject to all the restrictions, disabilities, and duties of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due to any of the Constituent Corporations on whatever account, for stock as well as for other things in action or belonging to each of the Constituent Corporation, shall be vested in the Surviving Corporation, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens at the effective time of the Merger, and all debts, liabilities, and duties of the Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if the debts, liabilities, and duties had been incurred or contracted by the Surviving Corporation.

ARTICLE IV

APPROVAL OF STOCKHOLDERS; FILING OF AGREEMENT

        4.1    Approval of Stockholders.    This Agreement shall be submitted to the stockholders of each of the Constituent Corporations as provided by law to vote on the adoption and approval of the Agreement.

        4.2    Filing of Agreement.    After such adoption and approval, and subject to the conditions contained in this Agreement, this Agreement shall be signed by the President and Secretary of each of the Constituent Corporations under the corporate seals thereof and acknowledged by the President of each such Constituent Corporation to be the act, deed, and agreement of each such Constituent Corporation, and the Agreement so certified and acknowledged shall be filed in the offices of the Secretary of State of Kansas, Missouri and Delaware. A copy of the Agreement duly certified by the Secretary of State under the seal of that office shall also be recorded in the office of the Register of Deeds of Wyandotte County, Kansas, where the respective Constituent Corporations so merging have their registered offices and where Conspec's original Articles of Incorporation are recorded, all pursuant to the requirements of Section 17-6003 of the Kansas Corporation Law, and in any other location required by law.

ARTICLE V

TERMINATION

        5.1    Termination.    This Agreement may be terminated and the Merger hereby contemplated may be abandoned at any time notwithstanding approval thereof by the stockholders of the Constituent Corporations, but prior to the Effective Time, by the mutual written consent of the Boards of Directors of the Constituent Corporations.

ARTICLE VI

MISCELLANEOUS PROVISIONS

        6.1    Amendment.    This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        6.2    Notices.    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

          If to Conspec:

      President
      Conspec Marketing and Manufacturing Co., Inc.
      636 South 66th Terrace
      Kansas City, Kansas 66111

          If to Conspec Marketing:

      President
      Conspec Marketing and Mfg. Co.
      636 South 66th Terrace
      Kansas City, Kansas 66111

          If to C & S:

      President
      C & S Manufacturing, Inc.
      636 South 66th Terrace
      Kansas City, Kansas 66111

or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered or on the third business day after being mailed.

        6.3    Headings.    The headings contained in this Agreement are inserted for convenience only and do not constitute a part of the Agreement.

        6.4    Entire Agreement.    This Agreement constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        6.5    Assignment, etc.    This Agreement and all of the provisions hereof shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns and is not intended to confer upon any other person any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests, or obligations herein or hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

        6.6    Counterparts.    This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and each of which shall be deemed an original.

        6.7    Governing Law.    This Agreement shall be governed by and construed under the laws of Kansas, without regard to the conflict of laws rules thereof.

        IN WITNESS WHEREOF, Conspec, Conspec Marketing and C & S have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ATTEST:	/s/ BEVERLY SUE BROWNLEE Secretary	CONSPEC MARKETING AND MANUFACTURING CO., INC. a Kansas Corporation
[Seal]		By:	/s/ ELIZABETH B. MADAY
Title: President
ATTEST:	/s/ BEVERLY SUE BROWNLEE Secretary	CONSPEC MARKETING AND MFG. CO., Secretary a Delaware Corporation
[Seal]		By:	/s/ ELIZABETH B. MADAY
Title: President
ATTEST:	/s/ BEVERLY SUE BROWNLEE Secretary	C & S MANUFACTURING INC., Secretary a Missouri Corporation
[Seal]		By:	/s/ ELIZABETH B. MADAY
Title: President

CERTIFICATE OF STOCKHOLDER APPROVAL

        The foregoing Agreement and Plan of Merger, after having been duly approved by the directors of Conspec Marketing and Manufacturing Co., Inc., a Kansas corporation, Conspec Marketing and Mfg. Co., a Delaware corporation, and C & S Manufacturing Co., Inc., a Missouri corporation, and executed by each of their Presidents under their respective corporate seals, was submitted to the stockholders of the respective corporations for consideration pursuant to the requirements of the laws of the State of Kansas, Missouri and Delaware as may be applicable. The undersigned Secretaries do hereby certify that the stockholders waived notice of a stockholders meeting and executed unanimous written consents approving and adopting the Agreement and Plan of Merger, with all issued and outstanding shares being represented under the unanimous written consents.

CONSPEC MARKETING AND MANUFACTURING CO., INC., a Kansas Corporation
By:	/s/ BEVERLY SUE BROWNLEE
Title: Secretary
CONSPEC MARKETING AND MFG. CO., a Delaware Corporation
By:	/s/ BEVERLY SUE BROWNLEE
Title: Secretary
C & S MANUFACTURING CO., INC., a Missouri Corporation
By:	/s/ BEVERLY SUE BROWNLEE
Title: Secretary

STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

        I, Diana E. Pribble, a notary public, do hereby certify that on this 31st day of December, 1992, personally appeared before me Elizabeth B. Maday, who, being by me first duly sworn, declared that (s)he is the President of Conspec Marketing and Manufacturing Co., Inc., a Kansas corporation, that (s)he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.

/s/ DIANA E. PRIBBLE Notary Public
(Notarial Seal)
My Commission Expires: July 17, 1994
STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

        I, Diana E. Pribble, a notary public, do hereby certify that on this 31st day of December, 1992, personally appeared before me Elizabeth B. Maday, who, being by me first duly sworn, declared that (s)he is the President of Conspec Marketing and Mfg. Co., a Delaware Corporation, that (s)he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.

/s/ DIANA E. PRIBBLE Notary Public
(Notarial Seal)
My Commission Expires: July 17, 1994

STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

        I, Diana E. Pribble, a notary public, do hereby certify that on this 31st day of December, 1992, personally appeared before me Elizabeth B. Maday, who, being by me first duly sworn, declared that (s)he is the President of C & S Manufacturing, Inc., a Missouri corporation, that (s)he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.

/s/ DIANA E. PRIBBLE Notary Public
(Notarial Seal)
My Commission Expires: July 17, 1994
STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

        I, Diana E. Pribble, a notary public, do hereby certify that on this 31st day of December, 1992, personally appeared before me Beverly Sue Brownlee, who, being by me first duly sworn, declared that (s)he is the Secretary of Conspec Marketing and Manufacturing, Co., Inc., a Kansas Corporation, that (s)he signed the foregoing documents as Secretary of the corporation, and that the statements therein contained are true.

/s/ DIANA E. PRIBBLE Notary Public
(Notarial Seal)
My Commission Expires: July 17, 1994
STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

        I, Diana E. Pribble, a notary public, do hereby certify that on this 31st day of December, 1992, personally appeared before me Beverly Sue Brownlee, who, being by me first duly sworn, declared that he is the Secretary of Conspec Marketing and Mfg. Co., a Delaware Corporation, that (s)he signed the foregoing documents as Secretary of the corporation, and that the statements therein contained are true.

/s/ DIANA E. PRIBBLE Notary Public
(Notarial Seal)
My Commission Expires: July 17, 1994
STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

        I, Diana E. Pribble, a notary public, do hereby certify that on this 31st day of December, 1992, personally appeared before me Beverly Sue Brownlee, who, being by me first duly sworn, declared that he is the Secretary of C & S Manufacturing, Inc., a Missouri corporation, that (s)he signed the foregoing documents as Secretary of the corporation, and that the statements therein contained are true.

/s/ DIANA E. PRIBBLE Notary Public
(Notarial Seal)
My Commission Expires: July 17, 1994

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  EXHIBIT 3.5